INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of
Trustees of
Morgan Stanley Dean Witter
Global Dividend Growth Securities:


In planning and performing our audit of
the financial statements of Morgan Stanley
Dean Witter Global
Dividend Growth Securities (the "Fund")
 for the year ended March 31, 2001 (on
which we have issued our
report dated May 15, 2001), we considered
 its internal control, including control
activities for safeguarding
securities, in order to determine our
auditing procedures for the purpose of
 expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
 and not to provide assurance on
the Fund's internal control.

The management of the Fund is
 responsible for establishing
and maintaining internal control.
 In fulfilling
this responsibility, estimates and
 judgments by management are required to
 assess the expected benefits
and related costs of controls.
Generally, controls that are relevant
to an audit pertain to the entity's

objective of preparing financial
statements for external purposes
that are fairly presented in conformity
with accounting principles generally
 accepted in the United States of America.
  Those controls include the
safeguarding of assets against
unauthorized acquisition, use,
or disposition.

Because of inherent limitations
 in any internal control, misstatements
due to error or fraud may occur and
not be detected.  Also, projections
of any evaluation of internal control
 to future periods are subject to the
risk that the internal control may
 become inadequate because of changes
in conditions, or that the degree of
compliance with policies or procedures
 may deteriorate.

Our consideration of the Fund's
internal control would not necessarily
 disclose all matters in the internal
control that might be material weaknesses
 under standards established by the American
Institute of
Certified Public Accountants.  A material
 weakness is a condition in which the
design or operation of one
or more of the internal control components
 does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial
statements being audited may occur and
 not be detected within a timely period
 by employees in the normal
course of performing their assigned
 functions.  However, we noted no
matters involving the Fund's internal
control and its operation, including
controls for safeguarding securities,
that we consider to be material
weaknesses as defined above as of
March 31, 2001.

This report is intended solely
for the information and use of
management, the Shareholders and
Board of
Trustees of Morgan Stanley Dean
Witter Global Dividend Growth Securities,
 and the Securities and
Exchange Commission and is
not intended to be and should
 not be used by anyone other than these
specified parties.




Deloitte & Touche LLP
New York, New York
May 15, 2001